THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                SPECTRAFAX CORP. SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 2002

The undersigned hereby appoints Thomas J. Conwell with power of substitution, as Proxy to vote all stock of SpectraFAX Corp. (the "Company") permitted to be voted by the undersigned at the Special Meeting of Shareholders to held at the Naples Beach Hotel Convention Center, 851 Gulf Shore Blvd. N., Naples, Florida, 3:00 p.m., Naples time, on March 11, 2002, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

1.       _____    FOR the reincorporation of the Company from Florida to
                  Delaware, including the authorization of 300,000,000 shares of common stock (the "Reincorporation") as set forth in the proxy statement

         _____    AGAINST the Reincorporation

         _____    ABSTAIN

2.       _____    FOR the election as director of the nominee(s) of the Company
                  (except as marked to the contrary below)

                           Nominee

                           Robert A. Bader, William J. Culver, Pamela Fournier, Jana Leiendecker, Dr. William J. Pearch, David Staman and Barbara Sugerman

         _____    WITHHOLD AUTHORITY to vote for any nominee listed below

                  ____________________________________________________
                  [INSTRUCTION:  Write in names to withhold authority]

3.       _____    FOR the approval and adoption of a resolution authorizing the
                  Asset Purchase Agreement ("Asset  Agreement") dated as of
                  December 4, 2001 between the Company and DataCom Leasing
                  L.L.C., as set forth in the proxy statement.

         _____ AGAINST the approval and adoption of a resolution authorizing the Asset Agreement

         _____    ABSTAIN

4.       _____    FOR the approval and adoption of a resolution authorizing the
                  Share Exchange Agreement ("Exchange  Agreement") dated as of
                  January 22, 2002 between the Company and Tricomp, Inc., as set forth in the Proxy Statement

         _____ AGAINST the approval and adoption of a resolution authorizing the Exchange Agreement

         _____    ABSTAIN

5. In his discretion, upon such matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees and for all Proposals approved by the Board of Directors.


                                Dated:   ____________________, 2002




                                -------------------------------------------

                                -------------------------------------------
      Signature


                                -------------------------------------------
      Signature

                                SPECTRAFAX CORP.

                             501 Goodlette Road B206
                              Naples, Florida 34102
                                 (941) 643-5060



                          SPECIAL STOCKHOLDERS MEETING
                                 PROXY STATEMENT

                              ---------------------

     SPECIAL MEETING: Monday, March 11, 2002, at 3:00 p.m., local time, at Naples Beach Hotel, Convention Center, 851 Gulf Shore Blvd. N. Naples, Florida.

     RECORD DATE: Close of business on December 31, 2001. If you were a stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. As of the record date, we had 26,426,374 shares of our common stock outstanding.

AGENDA: The purposes of the Special Meeting are:

     1. To approve the reincorporation of the Company from Florida to Delaware, including the authorization of 300,000,000 shares of common stock, (the "Reorganization").

     2. To elect seven (7) directors to serve until their successors are elected and shall duly qualify. The nominees for director are Robert A. Bader, William
J. Culver, Pamela Fournier, Jana Leiendecker, Dr. William J. Pearch, David Staman and Barbara J. Sugerman.


     3. To approve and adopt a resolution authorizing the Asset Purchase Agreement dated as of December 4, 2001, (the "Asset Agreement") between the Company and DataCom Leasing, L.L.C. (the "Buyer"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the current assets owned by the Company and currently leased to the Buyer. The Proposed Sale would be the sale of substantially all of the Company's assets, after which the Company would no longer be in the fax research, sales and development business; and

     4. To approve and adopt a resolution authorizing the Share Exchange Agreement (the "Exchange Agreement")dated as of January 22, 2002, between the Company and Tricomp, Inc. ("Tricomp") pursuant to which the Company proposes to enter into a stock exchange ("Share Exchange") whereby the Company would acquire 100% of the stock of Tricomp and in exchange Tricomp would receive stock in an amount equal to 80% of the stock of the Company after the Exchange.

     5. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

     PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the proposal to elect directors named in this proxy statement, and "for" the resolutions to authorize the Reincorporation, the Proposed Sale and the Share Exchange. For other matters that properly come before the Board, the Board will vote at its discretion.

     PROXIES SOLICITED BY: The Board of Directors.

     MAILING DATE: We anticipate first mailing this proxy statement and the accompanying proxy to stockholders on or about February 26, 2002.

     REVOKING YOUR PROXY: You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described on page 31 under "Voting Procedures/Revoking Your Proxy."

                       PLEASE VOTE--YOUR VOTE IS IMPORTANT